Exhibit 99.3

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

AT THE COMPANY

Carolyn Tiffany
Chief Operating Officer
(617) 570-4614

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
  ANNOUNCES FINANCIAL RESULTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005

FOR IMMEDIATE RELEASE - Boston, Massachusetts- August 9, 2005 First Union Real Estate Equity and Mortgage Investments (NYSE:FUR), a real estate investment trust, announced today the operating results for the second quarter ended June 30, 2005.

Quarterly Highlights

      o     Made 22 mezzanine loans in the aggregate amount of $69,326,000

      o Acquired two adjacent triple net office buildings in Amherst, New York for an aggregate purchase price of $22,054,955

      o Issued 360,000 shares of Series B-1 Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest for $25.00 per share

For the six months ended June 30, 2005, net income from continuing operations increased by $3,723,000 to $3,022,000 from a loss of ($701,000) for the same period during 2004. Net income from continuing operations increased for the three months ended June 30, 2005 to $1,584,000 from $287,000 for the three months ended June 30, 2004.

Financial results for the three and six months ended June 30, 2005 and 2004 are as follows:

(in thousands, except per-share data)              For the Three Months Ended        For the Six Months Ended
                                                            June 30,                         June 30,
                                                      2005            2004             2005            2004
                                                   ----------      ----------       ----------      ----------
Revenues                                           $    5,163      $    1,061       $   10,062      $    1,687
                                                   ==========      ==========       ==========      ==========

Income (loss) from continuing operations           $    1,584      $      287       $    3,022      $     (701)

Income from discontinued operations                       487          20,159              522          20,942
                                                   ----------      ----------       ----------      ----------

Net income                                         $    2,071      $   20,446       $    3,544      $   20,241
                                                   ==========      ==========       ==========      ==========
Net income applicable to Common
         Shares of Beneficial Interest             $       60      $   19,930       $      570      $   19,209
                                                   ==========      ==========       ==========      ==========

Per Share - Basic

Loss from continuing operations, net
         of preferred dividends                    $    (0.01)     $    (0.01)      $     0.00      $    (0.05)

Income from discontinued operations                      0.01            0.65             0.02            0.67
                                                   ----------      ----------       ----------      ----------
Basic - net income applicable to
         Common Shares of Beneficial Interest      $     0.00      $     0.64       $     0.02      $     0.62
                                                   ==========      ==========       ==========      ==========

Per Share - Diluted

Income (loss) from continuing operations, net
         of preferred dividends                    $    (0.01)     $    (0.01)      $     0.00           (0.05)

Income from discontinued operations                      0.01            0.65             0.02            0.67
                                                   ----------      ----------       ----------      ----------
Diluted - net income applicable to
         Common Shares of Beneficial Interest      $     0.00      $     0.64       $     0.02      $     0.62
                                                   ==========      ==========       ==========      ==========

Net income for the six months ended June 30, 2005 was $507,000 as compared to net income of $19,209,000 for the six months ended June 30, 2004. The primary reason for the decrease in net income was a decrease in income from discontinued operations of $20,420,000, of which $19,651,000 resulted from a gain on sale of Park Plaza Mall.

Rental income increased by $7,164,000 to $7,907,000 for the six months ended June 30, 2005 from $743,000 for the six months ended June 30, 2004. The increase was primarily due to the acquisition of the triple net lease properties in November 2004 and May 2005 which generated revenue of $7,193,000.

Net income for the three months ended June 30, 2005 was $60,000 as compared to net income of $19,930,000 for the three months ended June 30, 2004. The primary reason for the decrease in net income was a decrease in income from discontinued operations of $19,672,000.

Rental income increased by $3,673,000 to $4,045,000 for the three months ended June 30, 2005 from $372,000 for the three months ended June 30, 2004. The increase was primarily due to the acquisition of the triple net lease properties in November 2004 and May 2005 which generated $3,693,000 of revenue.

Further details regarding the Company's results of operations, properties and tenants are available in the Company's Form 10-Q for the quarterly period ended June 30, 2005 as filed with the Securities and Exchange Commission which can be accessed at the Company's website www.firstunion-reit.net or at the Securities and Exchange Commission website www.sec.gov.

Certain statements contained in this press release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Further information about these matters and the risks generally with respect to First Union can be found in First Union's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

First Union Real Estate Equity and Mortgage Investments is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.